UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2022
AMNEAL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 Crossing Blvd
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 947-3120
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Amneal Pharmaceuticals, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”) on May 9, 2022. Each of the proposals was approved, and each of the director nominees was elected, by the vote of the stockholders at the Annual Meeting as follows:
Proposal 1: To elect the following director nominees to hold office until the 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Emily Peterson Alva	233,367,731	4,027,769	270,575	20,029,960
J. Kevin Buchi	200,540,414	36,874,511	251,150	20,029,960
Jeff George	199,259,620	38,156,822	249,633	20,029,960
John Kiely	193,546,651	43,852,884	266,540	20,029,960
Paul Meister	200,167,942	37,242,388	255,745	20,029,960
Ted Nark	207,399,477	30,001,444	265,154	20,029,960
Chintu Patel	236,380,089	1,187,228	98,758	20,029,960
Chirag Patel	236,348,727	1,243,120	74,228	20,029,960
Gautam Patel	233,108,078	4,481,987	76,010	20,029,960
Shlomo Yanai	236,247,636	1,285,233	133,206	20,029,960

Proposal 2: To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
236,202,110	1,193,006	270,959	20,029,960

Proposal 3: To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstain	Broker Non-Votes
256,967,689	253,537	474,809	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2022	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Jason B. Daly
	Name:	Jason B. Daly
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary